Exhibit 99.1
PRESS RELEASE
AUGUST 10, 2017
Track Group Reports Third Quarter 2017 Results
Revenue up 9%, Net Cash from Operations up 50%,
Adjusted EBITDA up 22%

ROMEOVILLE, Illinois — August 10, 2017 — Track Group today announced financial results for its fiscal 2017 third-quarter ended June 30, 2017.

Third Quarter Highlights

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Revenue is up 9% from one year ago and 13% year to date
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Net cash provided by operating activities is up 50% year to date
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Adjusted EBITDA is up 22% from one year ago and 18% year to date
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Net income up $2.5 million from one year ago
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Progress continues on restructuring

“With revenue up 9 percent year-over-year, we’re happy to report twelve consecutive quarters of accelerating growth,” said Guy Dubois, Chairman and CEO of Track Group. “We’re very excited about the advances in our device-agnostic platform, smartphone applications and analytics software coming this fall.”

Key Financial Results

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Revenue increased 9% - For the three months ended June 30, 2017, the Company recognized revenue from operations of $7,351,354 compared to $6,754,411 for the three months ended June 30, 2016, an increase of $596,943 or 9%. The increase in revenue was principally the result of (i) increases in total growth of our North American monitoring operations driven by clients in Indiana and Virginia, and (ii) growth of offender monitoring in Chile.

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Cash from operations increased 50% – The Company provided $2,937,513 of cash from operating activities during the nine months ended June 30, 2017, compared to $1,964,863 in the nine months ended June 30, 2016, representing an increase of $972,650 or 50%.

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Adjusted EBITDA increased 22% – Adjusted EBITDA for the third quarter of 2017 increased approximately 22% to $1,235,000 up from $1,015,000 in the same period in 2016.

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Net income increased $2.5M - The Company had net income of $746,549 for the three months ended June 30, 2017, compared to a net loss of $1,783,946 for the three months ended June 30, 2016, an increase of $2,530,495. This increase in net income is largely due a gain on settlement of milestone payments, offset by an increase in income tax expense.

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Progress continues on restructuring - The Company continues to make progress in its Restructuring Plan approved in the quarter ended December 31, 2016, which is intended to reduce certain expenses, and reduce the Company's dependence on external sources of financing.

“I remain optimistic about the Company’s ability to restructure its long-term debt,” said Peter Poli, Track Group’s Chief Financial Officer. “We are working closely with our board, our debt holders and our other stakeholders to come to the right solution.”

The Company reaffirms Outlook from its May 12, 2017 news release indicating FY2017 Revenue of $30-33 million and Adjusted EBITDA Margin of 12-15%.

About Track Group, Inc.
Track Group designs, manufactures, and markets location tracking devices and develops and sells a variety of related software, services, accessories, networking solutions, and monitoring applications. The Company's products and services are designed to empower professionals in security, law enforcement, corrections and rehabilitation organizations worldwide with single-sourced offender management solutions that integrate reliable intervention technologies to support re-socialization and monitoring initiatives.

The company currently trades under the ticker symbol "TRCK" on the OTCQX exchange. For more information, visit www.trackgrp.com.

Contacts:
Peter Poli – Chief Financial Officer
peter.poli@trackgrp.com
877-260-2010

Steve Hamilton - Chief Marketing Officer
steve.hamilton@trackgrp.com
877-260-2010

Forward-Looking Statements
Any statements contained in this document that are not historical facts are forward-looking statements as defined in the U.S. Private Securities Litigation Reform Act of 1995. Words such as "anticipate," "believe," "estimate," "expect," "forecast," "intend," "may," "plan," "project," "predict," "if", "should" and "will" and similar expressions as they relate to Track Group, Inc. & subsidiaries ("Track Group") are intended to identify such forward-looking statements. These statements are only predictions and reflect Track Group's current beliefs and expectations with respect to future events and are based on assumptions and subject to risks and uncertainties and subject to change at any time. Track Group may from time to time update these publicly announced projections, but it is not obligated to do so. Any projections of future results of operations should not be construed in any manner as a guarantee that such results will in fact occur. These projections are subject to change and could differ materially from final reported results. For a discussion of such risks and uncertainties, see "Risk Factors" in Track Group's annual report on Form 10-K, its quarterly report on Form 10-Q, and its other reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. New risks emerge from time to time. Readers are cautioned not to place undue reliance on these forward- looking statements, which speak only as of the dates on which they are made.

Non-GAAP Financial Measures
This release includes financial measures defined as "non-GAAP financial measures" by the Securities and Exchange Commission including non-GAAP EBITDA. These measures may be different from non-GAAP financial measures used by other companies. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles. Reconciliations of these non-GAAP financial measures are based on the financial figures for the respective period.

Non-GAAP Adjusted EBITDA excludes items included but not limited to interest, taxes, depreciation, amortization, impairment charges, gains and losses, currency effects, one time charges or benefits that are not indicative of operations, charges to consolidate, integrate or consider recently acquired businesses, costs of closing facilities, stock based or other non-cash compensation or other stated cash and non-cash charges (the "Adjustments").

The Company believes the non-GAAP measures provide useful information to both management and investors when factoring in the Adjustments. Specific disclosure regarding the Company's financial results, including management's analysis of results from operations and financial condition, are contained in the Company's annual report on Form 10-K for the fiscal year ended September 30, 2016, and other reports filed with the Securities and Exchange Commission. Investors are encouraged to carefully read and consider such disclosure and analysis contained in the Company's Form 10-K and other reports, including the risk factors contained in such Form 10-K.

TRACK GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
	June 30,	September 30,
Assets	2017	2016
Current assets:	(Unaudited)
Cash	$1,893,966	$1,769,921
Accounts receivable, net of allowance for doubtful accounts of $3,166,215 and $2,335,508, respectively	5,847,987	6,894,095
Note receivable, current	234,733	334,733
Prepaid expenses and other	567,933	816,708
Inventory, net of reserves of $26,934 and $98,150, respectively	210,574	521,851
Total current assets	8,755,193	10,337,308
Property and equipment, net of accumulated depreciation of $1,674,800 and $1,421,389, respectively	936,637	1,226,461
Monitoring equipment, net of accumulated amortization of $4,279,008 and $3,438,074, respectively	3,758,926	4,358,117
Intangible assets, net of accumulated amortization of $9,454,908 and $8,233,659, respectively	25,064,504	25,540,650
Goodwill	8,195,103	7,955,876
Other assets	3,099,301	2,900,911
Total assets	$49,809,664	$52,319,323

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,676,087	$2,771,101
Accrued liabilities	6,220,197	3,976,192
Current portion of long-term debt, net of discount of $0 and $222,973, respectively	62,463	3,245,732
Total current liabilities	8,958,747	9,993,025
Stock payable - related party	-	3,289,879
Long-term debt, net of current portion and discount of $241,554 and $185,811, respectively	33,645,419	30,345,803
Total liabilities	42,604,166	43,628,707

Stockholders’ equity:
Common stock, $0.0001 par value: 30,000,000 shares authorized; 10,480,984 outstanding at June 30, 2017 and 10,333,516 at September 30, 2016	1,048	1,034
Additional paid-in capital	300,607,005	298,876,399
Accumulated deficit	(292,794,210)	(289,341,503)
Accumulated other comprehensive income (loss)	(608,345)	(845,314)
Total equity	7,205,498	8,690,616
Total liabilities and stockholders’ equity	$49,809,664	$52,319,323

TRACK GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE
INCOME (LOSS)
(Unaudited)

	Three Months Ended		Nine Months Ended
	June 30,	June 30,	June 30,	June 30,
	2017	2016	2017	2016
Revenues:
Monitoring services	$7,157,424	$6,598,128	$21,577,313	$18,947,752
Other	193,930	156,283	665,574	716,302
Total revenues	7,351,354	6,754,411	22,242,887	19,664,054

Cost of revenues:
Monitoring, products & other related services	2,734,920	2,462,281	8,936,501	7,060,036
Depreciation & amortization included in cost of revenues	672,562	488,655	1,633,629	1,498,407
Impairment of monitoring equipment and parts	210,000	60,000	344,787	180,000
Total cost of revenue	3,617,482	3,010,936	10,914,917	8,738,443

Gross profit	3,733,872	3,743,475	11,327,970	10,925,611

Operating expenses:
General & administrative	3,611,903	3,263,951	9,142,113	9,240,935
(Gain) loss on sale of assets	(2,500)	-	763,531	-
Restructuring costs	(1,265)	-	569,135	-
Selling & marketing	572,334	407,829	1,786,312	1,684,130
Research & development	292,938	610,398	1,460,354	1,741,285
Depreciation & amortization	535,892	621,311	1,744,276	2,055,915
Total operating expenses	5,009,302	4,903,489	15,465,721	14,722,265

Loss from operations	(1,275,430)	(1,160,014)	(4,137,751)	(3,796,654)

Other income (expense):
Interest expense, net	(672,369)	(683,482)	(2,116,805)	(2,009,399)
Currency exchange rate gain (loss)	181,966	18,438	75,859	(66,119)
Gain on settlement of milestone payments	3,000,000	-	3,213,940	-
Other income, net	4,934	41,112	13,701	40,393
Income (loss) before income taxes	1,239,101	(1,783,946)	(2,951,056)	(5,831,779)
Income tax expense	492,552	-	501,651	-
Net income (loss) attributable to common shareholders	746,549	(1,783,946)	(3,452,707)	(5,831,779)
Foreign currency translation adjustments	746,156	(280,319)	236,969	689,936
Comprehensive income (loss)	$1,492,705	$(2,064,265)	$(3,215,738)	$(5,141,843)
Basic and diluted income (loss) per common share	$0.07	$(0.17)	$(0.33)	$(0.57)
Weighted average common shares outstanding, basic and diluted	10,486,665	10,302,136	10,384,566	10,277,973

TRACK GROUP, INC. AND SUBSIDIARIES RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL MEASURES
In $000’s except share data (Unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2017	2016	2017	2016

Non-GAAP Adjusted EBITDA
Net income (loss) attributable to common shareholders	$746	$(1,784)	$(3,453)	$(5,832)
Interest expense, net	672	684	2,117	2,010
Income taxes (1)	493	15	502	28
Depreciation, amortization and impairment	1,419	1,176	3,723	3,801
Stock based compensation	1,028	655	905	1,284
Restructuring charges (2)	(1)	-	569	-
Gain on contingent share liability	(3,000)	-	(3,214)	-
Loss on sale of assets	(2)	-	764	-
Other charges, net (3)	(120)	269	371	640
Non GAAP Adjusted EBITDA	$1,235	$1,015	$2,284	$1,931
Non GAAP Adjusted EBITDA, percent of revenue	16.8%	15.0%	10.3%	9.8%

	Three Months Ended June 30,		Nine Months Ended June 30,
	2017	2016	2017	2016
Non-GAAP EPS
Net (income) loss attributable to common shareholders	$746	$(1,784)	$(3,453)	$(5,832)
Interest expense, net	672	684	2,117	2,010
Income taxes (1)	493	15	502	28
Depreciation, amortization and impairment	1,419	1,176	3,723	3,801
Stock based compensation	1,028	655	905	1,284
Restructuring charges (2)	(1)	-	569	-
Gain on contingent share liability	(3,000)	-	(3,214)	-
Loss on sale of assets	(2)	-	764	-
Other charges, net (3)	(120)	269	371	640
Non GAAP net income to common shareholders	$1,235	$1,015	$2,284	$1,931
Weighted average common shares outstanding	10,486,665	10,302,136	10,384,566	10,277,973
Non-GAAP earnings per share	$0.12	$0.10	$0.22	$0.19

(1) Currently, the Company has significant U.S. tax loss carryforwards that may be used to offset future taxable income, subject to IRS limitations. However, the Company is still subject to certain state, commonwealth, and other foreign based taxes.
(2) Includes restructuring charges associated with outsourcing one of our monitoring centers and moving our headquarters to the Chicagoland area.
(3) Other charges may include gains or losses, non-cash currency impacts, non-recurring accrual adjustments, legal settlements and reserves associated with contracts in Mexico.